Exhibit 99.1

Speedus Announces Change in Auditors

May 2, 2008 – New York, New York

Speedus Corp (NASDAQ: SPDE) today announced that it had appointed Amper, Politziner & Mattia, P.C. as its independent auditors. Amper, Politziner & Mattia, P.C. replaces PricewaterhouseCoopers LLP and will issue a report on Speedus’ financial statements for fiscal 2008.

The appointment of the new auditor was approved by Speedus' Audit Committee of the Board of Directors. It was not the result of any disagreement between the Company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The transition from an international to a regional accounting firm is expected to reduce corporate overhead.

About Speedus Corp

Additional information on Speedus Corp. may be obtained at www.speedus.com or by contacting Peter Hodge at 888-773-3669 (ext. 23) or phodge@speedus.com.

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Statements contained herein that are not historical facts, including but not limited to statements about the Company’s product, corporate identity and focus, may be forward-looking statements that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company, including, but not limited to, the continuing development of the Company’s sales, marketing and support efforts.

CONTACT: Peter Hodge of Speedus Corp., 888-773-3669 (ext. 23) or phodge@speedus.com